Exhibit 99.2
INDEX TO PRO FORMA FINANCIAL STATEMENTS

Corporate Property Associates 17 - Global Incorporated:

Pro Forma Consolidated Financial Information (Unaudited), December 31, 2008

Pro Forma Consolidated Balance Sheet as of December 31, 2008 (Unaudited)	3
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2008 (Unaudited)	4
Pro Forma Consolidated Statement of Taxable Income and After-Tax Cash Flow for the twelve months ended December 31, 2008 (Unaudited)	5
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	6

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
The pro forma consolidated financial statements of Corporate Property Associates 17 — Global Incorporated (“we, us, and our”), which are unaudited, have been prepared based on our historical financial statements. Our pro forma consolidated balance sheet as of December 31, 2008 has been prepared as if the significant investments entered into during the first quarter of 2009 (noted herein) had been entered into as of December 31, 2008. The pro forma consolidated statement of operations for the year ended December 31, 2008 has been prepared as if the significant investments subsequent to January 1, 2008 and related mortgage financing (noted herein) had occurred on January 1, 2008 and carried forward through their issuance dates. In addition, adjustments have been recorded to reflect our asset management expense, reimbursement for administrative services and interest expense on the subordinated fees payable and to eliminate other interest income on uninvested cash. Pro forma adjustments are intended to reflect what the effect would have been had we held our ownership interest as of January 1, 2008 less amounts, which have been recorded in the historical consolidated statement of operations. In our opinion, all adjustments necessary to reflect the effects of these investments have been made. The pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of our Annual Report on Form 10-K for the year ended December 31, 2008.
The pro forma information is not necessarily indicative of the financial condition or results of operations had the investments occurred on January 1, 2008, nor are they necessarily indicative of the financial position, cash flows or results of operations of future periods.

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2008
(Unaudited)

	Pro forma adjustments
	Historical	NYT (A)	Pro Forma
Assets
Real estate, net	$167,525,698		$167,525,698
Net investment in direct financing leases	83,923,776	$233,720,223	317,643,999
Equity investments in real estate	21,864,252		21,864,252
Cash and cash equivalents	161,568,648	(126,989,529)	34,579,119
Commercial mortgage-backed securities	20,308,684		20,308,684
Intangible assets, net	18,291,006		18,291,006
Deferred offering costs and other assets, net	5,588,659		5,588,659

Total assets	$479,070,723	$106,730,694	$585,801,417

Liabilities and shareholders’ equity
Liabilities:
Non-recourse debt	$133,633,480		$133,633,480
Accounts payable, accrued expenses and other liabilities	4,168,821		4,168,821
Prepaid and deferred rental income	4,467,726		4,467,726
Due to affiliates	4,796,620	$2,591,623	7,388,243
Distributions payable	4,507,383		4,507,383

Total liabilities	151,574,030	2,591,623	154,165,653

Minority interest in consolidated entities	30,073,862	104,139,071	134,212,933

Commitments and contingencies
Shareholders’ equity:
Preferred stock	—		—
Common stock	34,618		34,618
Additional paid-in capital	310,732,258		310,732,258
Distributions in excess of accumulated earnings	(11,055,610)		(11,055,610)
Accumulated other comprehensive loss	(2,288,435)		(2,288,435)

Total shareholders’ equity	297,422,831	—	297,422,831

Total liabilities and shareholders’ equity	$479,070,723	$106,730,694	$585,801,417

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 31, 2008
(Unaudited)

		Pro Forma Adjustments
						Completed
	Historical	NYT (A)	Actebis (B)	Wagon (C)	Life Time (D)	Transactions	Other (E)	Pro Forma

Revenues
Rental income	$6,629,965		$2,299,800	$587,090	$5,133,618	$8,020,508	$—	$14,650,473
Interest income from direct financing leases	1,392,137	$26,569,418		2,570,705		29,140,123		30,532,260
Interest income from commercial mortgage-backed securities	1,657,995							1,657,995
Other real estate income	3,829							3,829

	9,683,926	26,569,418	2,299,800	3,157,795	5,133,618	37,160,631	—	46,844,557

Expenses
Depreciation and amortization	(1,827,299)		(780,821)		(927,775)	(1,708,596)		(3,535,895)
General and administrative	(2,041,164)						(92,426)	(2,133,590)
Property expenses	(806,721)						(1,650,728)	(2,457,449)

	(4,675,184)	—	(780,821)	—	(927,775)	(1,708,596)	(1,743,154)	(8,126,934)

Other Income and Expenses
Other interest income	1,128,984						(1,128,984)	—
Loss from equity investment in real estate	(1,793,125)							(1,793,125)
Minority interest in loss (income)	369,506	(11,956,238)	(10,224)	(980,839)		(12,947,301)		(12,577,795)
Loss on foreign currency transactions and derivative instrument	(1,733,240)							(1,733,240)
Interest expense	(3,724,527)		(1,338,776)	(1,156,799)	(2,154,221)	(4,649,796)	(266,002)	(8,640,325)

	(5,752,402)	(11,956,238)	(1,349,000)	(2,137,638)	(2,154,221)	(17,597,097)	(1,394,986)	(24,744,485)

(Loss) income before income taxes	(743,660)	14,613,180	169,979	1,020,157	2,051,622	17,854,938	(3,138,140)	13,973,138
Provision for income taxes	(503,642)		(187,788)	(539,724)		(727,511)		(1,231,153)

Net (loss) income	$(1,247,302)	$14,613,180	$(17,809)	$480,433	$2,051,622	$17,127,427	$(3,138,140)	$12,741,985

Weighted average shares outstanding	17,273,533							17,273,533

(Loss) earnings per share	$(0.07)							$0.74

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME AND AFTER-TAX CASH FLOW
For the twelve months ended December 31, 2008
(Unaudited)

Consolidated pro forma net income for the year ended December 31, 2008	$12,741,985
Adjustment to interest income on direct financing leases and straight-line rental income for tax purposes (F)	1,391,230
Depreciation adjustment for tax purposes (G)	(756,945)

Pro forma taxable income	13,376,270
Add: Taxable depreciation (H)	3,532,166
Distributions to minority interest in excess of share of tax earnings (I)	(295,249)
Company’s share of principal paid on mortgage loans (J)	(1,284,208)

Pro forma after-tax cash flow	$15,328,979

The accompanying notes are an integral part of these pro forma consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1. Basis of Presentation
The pro forma consolidated balance sheet of Corporate Property Associates 17 — Global Incorporated as of December 31, 2008 and the pro forma consolidated statement of operations for the year ended December 31, 2008 were derived from the historical audited consolidated financial statements as of and for the year ended December 31, 2008, included in our Annual Report on Form 10-K.
Note 2. Pro Forma Adjustments
A. NYT — In March 2009, an entity in which we, CPA®:16 — Global, and W. P. Carey own 55%, 27.25%, and 17.75% interests, respectively, completed a sale-leaseback transaction with respect to a portion of the leasehold condominium interest encompassing approximately 750,000 rentable square feet in the office headquarters of The New York Times Company (“The Times”) in New York, NY. The entity acquired leasehold title to this interest from, and entered into a net lease agreement with, NYT Real Estate Company LLC (“NYT”), a subsidiary of The Times. The total cost of acquiring the property, including the acquisition fee payable to Carey Asset Management Corporation (“CAM”), was approximately $233,720,223, of which our share is approximately $129,581,152. We funded our portion of the purchase price with proceeds from our ongoing public offering. The jointly owned entity did not obtain debt financing for the transaction. The jointly owned entity has been structured such that profits and losses, and distributions are pro rata to the ownership interests. As we have effective control, we are consolidating this entity. The interests applicable to CPA®:16 — Global and W. P. Carey are reflected as minority interest in the accompanying consolidated pro forma financial statements.
The lease has an initial term of 15 years and provides NYT with one 10-year renewal option and two additional 5-year renewal options. In the 10th year of the initial term of the lease, NYT has an option to purchase the leasehold title interest for approximately $250,000,000, which represents a bargain purchase option (“BPO”) and therefore the lease is accounted for as a direct financing lease. The initial annual rent under the lease is $24,187,500, of which our share is approximately $13,303,125. Additionally, the lease provides for annual rent increase of 1.5% for the initial term, and formula rent increases for any renewal terms. Interest income of direct financing leases is recorded such that we recognize income at a constant rate of interest on the net investment in the lease, and assumes the exercise of the BPO by NYT in the 10th year of the lease. Interest income for the first lease year is $26,569,418, of which our share is $14,613,180. For financial reporting purposes, no depreciation is recorded on a direct financing lease.
B. Actebis — In July 2008, through a venture in which we and CPA®:16 — Global own 70% and 30% interests, respectively, we acquired two office and warehouse/distribution facilities in Soest and Bad Wünnenberg, Germany totaling approximately 648,310 square feet from Arques Immobilien Wert GmbH & Co. KG and entered into a net lease agreement with Actebis Peacock GmbH (“Actebis”), a portfolio company of Arques Industries. Through the venture, we and CPA®:16 — Global also entered into an agreement with Actebis to construct an expansion at one of the facilities. The total cost of acquiring the existing facilities, including the acquisition fee payable to CAM, was approximately €36,840,220, or $58,310,700, of which our share is approximately €25,788,154, or $40,817,490. Additionally, the maximum construction cost to the venture under the agreement is approximately €7,000,000, or $11,079,600, of which our share will be a maximum of approximately €4,900,000, or $7,755,720. All U.S. dollar amounts above are based on the exchange rate of the Euro on the date of closing or $1.5828. The venture has been structured such that capital has been contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. As we have effective control, we are consolidating this entity. The interest applicable to CPA®:16 — Global is reflected as minority interest in the accompanying consolidated pro forma financial statements. For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the Euro for the year ended December 31, 2008 of $1.47134. Actual results are translated using the average for the period from acquisition through December 31, 2008.
The lease has an initial term of 16 years and provides for three five-year renewal options. The initial aggregate annual rent under the lease is €2,999,999, or $4,414,019, of which our share is €2,099,999, or $3,089,813. Rental income also

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
includes annual amortization of net above market intangibles of €32,980 or $48,525. Additionally, the lease provides for annual rent adjustments based on increases or decreases in the German Consumer Price Index (“CPI”).
The venture obtained non-recourse mortgage financing of €22,800,000, or $36,087,840, of which our share is €15,960,000, or $25,261,488, with a fixed annual interest rate of 6.54% and a term of seven years. The financing agreement provides for additional non-recourse financing of up to €4,900,000, or $7,755,720, of which our share is €3,430,000, or $5,429,004, for the purpose of constructing the expansion. The additional financing will bear a fixed rate of interest at a rate that will be based on the Euroswap rate at the date of financing and will mature in July 2015. All U.S. dollar amounts above are based on the exchange rate of the Euro on the date of closing or $1.5828.
Depreciable and amortizable tangible and intangible assets of $48,944,755, based on the exchange rate of Euro at December 31, 2008 of $1.4097, are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 16 to 40 years at an annual amount of $1,538,188, and over 40 years on a straight-line basis for tax purposes.
Included in the historical balances for the year ended December 31, 2008 are rental income of $2,065,694, depreciation and amortization of intangibles of $757,367, general and administrative expense of $11,141, property expenses of $73,165, other interest income of $15,386, loss on foreign currency transactions and derivative instrument of $78,744, minority interest of $10,794, interest expense of $1,075,806, provision for income taxes of $169,156 and net loss of $95,093.
C. Wagon - In August 2008, a venture in which we and CPA®:15 own 66.67% and 33.33% interests, respectively, acquired two industrial properties located in Waldaschaff and Nagold, Germany totaling approximately 842,860 square feet. The venture acquired these properties from, and entered into a net lease agreement with each of, Wagon Automotive GmbH (“Waldaschaff lease”) and Wagon Automotive Nagold GmbH (“Nagold lease”) (collectively, “Wagon”), portfolio companies of WL Ross & Co. LLC, a private equity firm based in New York. Through the venture, we and CPA®:15 also entered into an agreement with Wagon to construct an expansion at one of the facilities. The total cost of acquiring the existing facilities, including the acquisition fee payable to CAM, was approximately €38,852,787, or $57,840,144, of which our share is approximately €25,903,153, or $38,562,024. Additionally, the maximum construction cost to the venture under the agreement is approximately €7,000,000, or $10,420,900, of which our share will be a maximum of approximately €4,666,900, or $6,947,614. All U.S. dollar amounts above are based on the exchange rate of the Euro on the date of closing or $1.4887. The venture has been structured such that capital has been contributed in an amount equal to the ownership interests and profits and losses and distributions are pro rata to ownership interests. As we have effective control, we are consolidating this entity. The interest applicable to CPA®:15 is reflected as minority interest in the accompanying consolidated pro forma financial statements. For pro forma purposes, revenue and expenses have been translated using the average exchange rate for the Euro for the year ended December 31, 2008 of $1.47134. Actual results are translated using the average for the period from acquisition through December 31, 2008.
The facilities are leased to Wagon by the venture under two net leases. Both leases have an initial term of 15 years and provide for two five-year renewal options. The initial aggregate annual rent under the leases is €3,417,875, or $5,028,856, of which our share is €2,278,697, or $3,352,738. Additionally, the leases provide for annual rent adjustments based on increases or decreases in the German CPI. The land portion of the Waldaschaff lease has been accounted for separately as an operating lease as it represents more than 25% of the fair value of the leased assets. The building portion of the Waldaschaff lease and the entire Nagold lease have been classified as direct financing leases. Initial annual rent attributable to the land portion of the Waldaschaff lease is €612,974, or $901,893, based on the lessee’s incremental borrowing rate of 9.21%, with the remaining rent attributable to the building portion of the Waldaschaff lease and the entire Nagold lease. Interest income from direct financing leases is recorded such that we recognize income at a constant rate of interest and includes assumptions on the residual value of the property as of the end of the initial lease term. Interest income for the first lease year is €2,685,284, or $3,950,966, of which our share is €1,790,279, or $2,634,109. For financial reporting purposes, no depreciation is recorded on direct financing leases; however, for tax purposes such assets are depreciated on a straight-line basis over 40 years.

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
The venture obtained non-recourse mortgage financing of €19,700,000, or $29,327,390, of which our share is €13,133,990, or $19,552,571, with a fixed annual interest rate of 6.24% and a term of seven years. The financing agreement provides for additional non-recourse financing of up to €3,500,000, or $5,210,450, of which our share is €2,333,450, or $3,473,807, for the purpose of constructing the expansion. The additional financing will bear a fixed rate of interest at a rate that will be determined at the date of financing and will mature in August 2015. All U.S. dollar amounts are based on the exchange rate of the Euro on the date of closing or $1.4887.
Included in the historical balances for the year ended December 31, 2008 are rental income of $314,803, interest income from direct financing leases of $1,380,261, general and administrative expense of $18,636, property expenses of $50,546, other interest income of $2,198, loss on foreign currency transactions and derivative instrument of $1,435,830, minority interest in loss of $246,461, interest expense of $682,988, provision for income taxes of $308,726 and net loss of $553,003.
D. Life Time — In September 2008, we acquired two health and fitness facilities located in Columbia, Maryland and Scottsdale, Arizona totaling approximately 220,340 square feet from, and entered into a net lease agreement with, LTF Real Estate Company, Inc., a subsidiary of Life Time Fitness, Inc. (“Life Time”). The total cost of acquiring the facilities, including the acquisition fee payable to CAM, was approximately $63,365,113. The lease has an initial term of 20 years and provides for four five-year renewal options. The initial aggregate annual rent under the lease is approximately $5,658,029 with 2% annual rent increases. As a result of stated rent increases, rental income is being recognized on an annual straight-line basis of $6,873,262. Rental income also includes net annual amortization of above market intangibles of $27,872.
We obtained non-recourse mortgage financing of $39,300,000 with a fixed annual interest rate of 7.445% and a term of 15 years but may be prepaid at the end of year ten without penalty.
Depreciable and amortizable tangible and intangible assets are $48,307,663 and are being depreciated and amortized for financial reporting purposes on a straight-line basis over periods ranging from 20 years to 40 years at an annual amount of $1,237,034, and over 40 years on a straight-line basis for tax purposes.
Included in the historical balances for the year ended December 31, 2008 are rental income of $1,711,772, depreciation and amortization of intangibles of $309,258, interest expense of $761,508 and net income of $641,006.
E. We pay our advisor an asset management fee ranging from 0.5% per annum of average market value for long-term net leases and certain other types of real estate investments to 1.75% per annum of average equity value for certain types of securities. Based on pro forma average invested assets of $424,562,558 as of December 31, 2008, the pro forma fee amounts to $2,369,876, of which $719,148 is included in the historical results of operations, and is reflected in property expenses in the accompanying pro forma consolidated statement of operations. The advisor is reimbursed for the cost of personnel needed to provide administrative services to our operations. The amount of the reimbursement is allocated based on adjusted gross revenue. Our pro forma calculation of reimbursement for administrative services is $110,389, of which $17,963 is included in the historical results of operations, and is reflected in general and administrative expenses. Our pro forma calculation of deferred acquisition fees payable to the advisor amount to $6,788,490 as of December 31, 2008 and bear interest at an annual rate of 5% or $339,425, of which $73,423 is included in the historical results of operations, and is reflected in interest expense. For pro forma purposes, other interest income from uninvested cash is eliminated based on the assumption that substantially all cash proceeds of the offering may be invested in real estate.
F. For tax purposes, rents are recognized on a contractual basis and differences between contractual rents and rents recognized on a straight-line basis and interest income recognized at a constant rate of interest are eliminated.
G. For financial reporting purposes, no depreciation is recorded on direct financing leases. Depreciation is recorded for the purpose of determining the taxable income of certain direct financing leases. The NYT lease is considered a loan for tax purposes, and as such, no deprecation is recorded on the assets. Annual taxable depreciation of $1,025,030 is computed on a straight-line basis over 40 years and is based on the tax basis of Wagon’s building and improvements, adjusted for the exchange rate, of $41,001,212.

CORPORATE PROPERTY ASSOCIATES 17 — GLOBAL INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
For financial reporting purposes, a portion of the underlying assets of the operating leases have been classified as intangible assets and are being amortized on a straight-line basis over the initial term or renewable term of the leases, ranging from 16 years to 40 years. Such assets are classified as buildings and improvements for tax purposes and are being depreciated on a straight-line basis over 40 years. As a result, annual depreciation and amortization for financial reporting purposes is $268,085 less than depreciation computed for tax purposes.
H. For tax purposes, our basis in buildings and improvements is $141,286,657. Such assets are being depreciated on a straight-line basis over 40 years resulting in annual taxable depreciation of $3,532,166.
I. Amounts available for distribution were computed by adding back pro rata tax-basis depreciation expense to taxable income and deducting pro rata scheduled principal amortization.
J. Our share of mortgage amortization is as follows:

Actebis	$363,980
Wagon	550,750
Lifetime	369,478

$1,284,208